As filed with Securities and Exchange Commission on June 20, 2001
                                            Registration Statement No. 333-82399

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)

                              --------------------

   DELAWARE                    4311 Jamboree Road                25-1799439
(State or other      Newport Beach, California 92660-3095    (I.R.S. Employer
jurisdiction of                  (949) 483-4600            Identification Number
incorporation or
organization)
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                            DENNIS E. O'REILLY, ESQ.
              Senior Vice President, General Counsel and Secretary
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                                 (949) 483-4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

                              --------------------

         Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration any 4 1/4% convertible subordinated notes due May 1, 2006 and any shares of common stock into which the notes have been or are convertible that remain unsold hereunder as of the date hereof.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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


                   WITHDRAWAL OF SECURITIES FROM REGISTRATION

         On July 7, 1999, Conexant Systems, Inc., a Delaware corporation ("Conexant"), filed a Registration Statement on Form S-3 (No. 333-82399) (the "Registration Statement") for purposes of registering resales of $350,000,000 aggregate principal amount of Conexant's 4-1/4% Convertible Subordinated Notes due May 1, 2006 (the "Notes") and 15,152,826 shares (as adjusted to reflect the two-for-one stock split effected on October 29, 1999) of Conexant's common stock, par value $1 per share, (including the associated preferred share purchase rights) into which the Notes are convertible (the "Conversion Shares"). On July 26, 1999, Conexant filed Amendment No. 1 to the Registration Statement and on July 28, 1999, the Commission declared the Registration Statement effective. Since that time and from time to time, Conexant has filed prospectus supplements under the Registration Statement for the benefit of holders of the Notes and the Conversion Shares not previously included as "Selling Securityholders" under the Registration Statement.

         Pursuant to the terms of the Registration Rights Agreement that required Conexant to file the Registration Statement, Conexant is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, as of the date hereof, all of the Notes and the Conversion Shares that remain unsold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on June 20, 2001.

                                  CONEXANT SYSTEMS, INC.


                                  By: /s/ DENNIS E. O'REILLY
                                     -------------------------------------------
                                     (Dennis E. O'Reilly, Senior Vice President,
                                     General Counsel and Secretary)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 20th day of June, 2001 by the following persons in the capacities indicated:

         Signature                                 Title

   DWIGHT W. DECKER*           Chairman of the Board and Chief Executive Officer
--------------------------         (principal executive officer) and Director
   Dwight W. Decker

   DONALD R. BEALL*                               Director
-------------------------
   Donald R. Beall

   RICHARD M. BRESSLER*                           Director
-------------------------
   Richard M. Bressler

   F. CRAIG FARRILL*                              Director
-------------------------
   F. Craig Farrill

   JERRE L. STEAD*                                Director
-------------------------
   Jerre L. Stead

   BALAKRISHNAN S. IYER*       Senior Vice President and Chief Financial Officer
-------------------------               (principal financial officer)
   Balakrishnan S. Iyer

   /s/ J. SCOTT BLOUIN             Vice President and Chief Accounting Officer
-------------------------               (principal accounting officer)
   J. Scott Blouin


*  By  /s/ DENNIS E. O'REILLY
       ----------------------------------------
       (Dennis E. O'Reilly, Attorney-in-fact)**


** By authority of the power of attorney filed as Exhibit 24 to the Registration Statement.